UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                               MARCH 12, 2006
           Date of Report (Date of earliest event reported)

                      NORTH FORK BANCORPORATION, INC.
        (Exact name of registrant as specified in its charter)

        Delaware                   1-10458                  36-3154608
    (State or other        (Commission File Number)       (IRS Employer
    jurisdiction of                                    Identification No.)
     incorporation)


275 Broadhollow Road, Melville, New York                      11747
(Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code: (631) 844-1004.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 12, 2006, North Fork Bancorporation, Inc. ("North Fork") and Capital One Financial Corporation ("Capital One"), announced they had signed an Agreement and Plan of Merger, dated as of March 12, 2006 (the "Merger Agreement"), pursuant to which North Fork would merge (the "Merger") with and into Capital One, with Capital One continuing as the surviving corporation.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, each holder of North Fork common stock will have the right, subject to proration, to elect to receive, for each such share of North Fork common stock, cash or Capital One common stock, in either case having a value equal to $11.25 plus 0.2216 of a share of Capital One common stock. Based on Capital One's closing NYSE stock price of $89.92 on Friday, March 10, 2006, the transaction is valued at $31.18 per North Fork share, for a total transaction value of approximately $14.6 billion. North Fork stock options that are outstanding as of the closing will be converted into options on shares of Capital One common stock in connection with the closing (on the same terms as applied before the Merger, except to the extent the options vest as a result of the closing), if not exercised before that time, with appropriate adjustment to the number of shares and exercise price to reflect the Merger. Each outstanding North Fork restricted share will be converted into the right to receive the per share Merger consideration (on the same terms as applied before the Merger, including transfer restrictions, except to the extent the restricted shares vest and transfer restrictions lapse at the merger date) elected by the holder of the North Fork restricted share, subject to proration. Outstanding North Fork deferred shares will be converted into deferred share units (on the same terms as applies before the Merger, except to the extent the deferred shares vest) with respect to shares of Capital One, with appropriate adjustment to the number of shares to reflect the merger.

The Merger Agreement contains customary representations, warranties and covenants of North Fork and Capital One, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The Board of Directors of each company has adopted a resolution recommending approval and adoption by its respective stockholders and both companies have agreed to submit the Merger Agreement to its respective stockholders for consideration. North Fork has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Merger Agreement, (ii) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except if willfully false as of the date of the Merger Agreement, (iii) are subject to the materiality standard contained in
Section 9.2 of the Merger Agreement which may differ from what may be viewed as material by investors and (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of North Fork and Capital One common stock, (ii) receipt of regulatory approvals, and (iii) absence of any law or order prohibiting the closing. In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) the delivery of customary opinions from counsel to North Fork and counsel to Capital One that the merger will qualify as a tax-free reorganization for federal income tax purposes.

Under the Merger Agreement, upon completion of the Merger North Fork's President and Chief Executive Officer, John Adam Kanas, will join Capital One's Board of Directors.

In connection with the Merger Agreement, the parties have entered into stock option agreements (the "Stock Option Agreements") pursuant to which each party has granted to the other an irrevocable option (the "Options") to purchase, under certain circumstances, up to 19.9% of its outstanding common shares at a price, subject to certain adjustments, of $25.40 per share (in the case of the Option granted by North Fork) and $89.92 per share (in the case of the Option granted by Capital One). Under certain circumstances, the granting party may be required to repurchase the Option or the shares acquired pursuant to the exercise of the Option; alternatively, the Option could be surrendered to the granting party, together with any shares purchased under such Option, in exchange for a cash payment of $585 million. The Stock Option Agreements limit the grantee's Total Profit (as defined in the Stock Option Agreements) to not more than $730 million.

The foregoing description of the Merger, the Merger Agreement and the Stock Option Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreements, which are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively, and are incorporated into this report by reference.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

In connection with the proposed merger, Capital One will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Capital One and North Fork that also constitutes a



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prospectus of Capital One. Capital One and North Fork will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Capital One and North Fork with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Capital One's website at www.capitalone.com under the heading "Investors" and then under the heading "SEC & Regulatory Filings" or by accessing North Fork's website at www.northforkbank.com under the tab "Investor Relations" and then under the heading "SEC Filings".

PARTICIPANTS IN THIS TRANSACTION

Capital One, North Fork and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Capital One's executive officers and directors in its definitive proxy statement filed with the SEC on March 21, 2005. You can find information about North Fork's executive officers and directors in its definitive proxy statement filed with the SEC on March 30, 2005. You can obtain free copies of these documents from Capital One or North Fork using the contact information above.

FORWARD-LOOKING STATEMENTS

Information set forth in this report contains forward-looking statements, which involve a number of risks and uncertainties. Capital One and North Fork caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Capital One and North Fork, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Capital One or North Fork stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Capital One's and North Fork's filings with the SEC, which are available at the SEC's web site http://www.sec.gov. Capital One and North Fork disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

   The following exhibits are filed herewith:


EXHIBIT NO.    DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Merger, dated as of March 12, 2006, between Capital One Financial Corporation and North Fork Bancorporation, Inc.

99.1 Stock Option Agreement, dated as of March 12, 2006, between Capital One Financial Corporation (as issuer) and North Fork Bancorporation, Inc. (as grantee)

99.2 Stock Option Agreement, dated as of March 12, 2006, between North Fork Bancorporation, Inc. (as issuer) and Capital One Financial Corporation (as grantee)



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NORTH FORK BANCORPORATION, INC.

Dated: March 15, 2006          By /s/ Daniel M. Healy
                                 -----------------------------------------------


                                 DANIEL M. HEALY
                                 EXECUTIVE VICE PRESIDENT
                                 CHIEF FINANCIAL OFFICER


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                                    EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Merger, dated as of March 12, 2006, between Capital One Financial Corporation and North Fork Bancorporation, Inc.

99.1 Stock Option Agreement, dated as of March 12, 2006, between Capital One Financial Corporation (as issuer) and North Fork Bancorporation, Inc. (as grantee)

99.2 Stock Option Agreement, dated as of March 12, 2006, between North Fork Bancorporation, Inc. (as issuer) and Capital One Financial Corporation (as grantee)